                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

                      CHINA MINERAL ACQUISITION CORPORATION
                         210 EAST 85TH STREET, SUITE 16
                            NEW YORK, NEW YORK 10028

                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF CHINA MINERAL ACQUISITION CORPORATION


         The undersigned appoints Simon Mu and Daniel Kunz, and each of them with full power to act without the other, as proxies, each with the power to appoint a substitute, and thereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of China Mineral held of record by the undersigned on _________, 2006 at the Special Meeting of Stockholders to be held on ___________, 2006, and any postponement or adjournment thereof.

         THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. CHINA MINERAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSALS SHOWN ON THE REVERSE SIDE.

         (Continued and to be signed on reverse side)

            --------------------------------------------------------

                          VOTE BY TELEPHONE OR INTERNET


                          QUICK *** EASY *** IMMEDIATE

            --------------------------------------------------------

                      CHINA MINERAL ACQUISITION CORPORATION

         Voting by telephone or Internet is quick, easy and immediate. As a China Mineral Acquisition Corporation stockholder, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., New York time, on _____________, 2006.

TO VOTE YOUR PROXY BY INTERNET
------------------------------

         It's fast, convenient, and your vote is immediately confirmed and posted. Follow these four easy steps.

         1. Read the accompanying joint proxy statement/prospectus and Proxy Card.

         2.       Go to the Website http://www.proxyvote.com

         3. Enter your 12-digit Control Number located on your Proxy Card above your name.

         4.       Follow the instructions provided.

         YOUR VOTE IS IMPORTANT!  http://www.proxyvote.com!

TO VOTE YOUR PROXY BY PHONE
---------------------------

         It's fast, convenient and immediate. Follow these four easy steps:

         1. Read the accompanying joint proxy statement/prospectus and Proxy Card.

         2.       Call the toll-free number (1-800-454-8683)

         3. Enter your 12-digit Control Number located on your Proxy Card above your name.

         4.       Follow the recorded instructions.

         YOUR VOTE IS IMPORTANT!  Call 1-800-454-8683!

         DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR
INTERNET.

TO VOTE YOUR PROXY BY MAIL
--------------------------

         Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

         THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. CHINA MINERAL'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.



1.   To approve the merger of China Mineral with and into                 FOR              AGAINST             ABSTAIN
     its wholly-owned British Virgin Islands subsidiary,
     China Ivanhoe Energy Ltd., for the purpose of                        [ ]                [ ]                  [ ]
     redomesticating China Mineral to the British Virgin
     Islands.

2.   To approve the Acquisition by China Mineral of                       FOR              AGAINST             ABSTAIN
     Sunwing Energy Ltd., and the transactions
     contemplated thereby.                                                [ ]                [ ]                  [ ]

     Only if you voted "AGAINST" Proposal Number 2 and you hold shares of China Mineral common stock issued in its initial public offering, you may exercise your conversion rights and demand that China Mineral convert your shares of common stock into a pro rata portion of the IPO trust account by marking the "Exercise Conversion
     Rights" box below. If you exercise your conversion rights, then you will be exchanging your shares of China Mineral common stock for cash and will no longer own these shares.
     You will only be entitled to receive cash for these shares if the Acquisition is completed and you continue to hold these shares through the closing of the Acquisition and tender your stock certificate to the combined company.

     EXERCISE CONVERSION RIGHTS                                                              [ ]

3.   To permit China Mineral's Board of Directors or its                  FOR              AGAINST             ABSTAIN
     chairman, in their discretion, to adjourn or postpone
     the special meeting if necessary for further                         [ ]                [ ]                  [ ]
     solicitation of proxies if there are not sufficient
     votes at the originally scheduled time of the special
     meeting to adopt Proposal Number 1 or Proposal Number 2.

     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                           [ ]



                PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.




Signature _____________________          Signature _____________________        Date _____________________


         Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.